Exhibit 10.3

SILICON LABORATORIES INC.

2009 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNITS GRANT NOTICE AND

RESTRICTED STOCK UNITS AWARD AGREEMENT

U.S. PARTICIPANTS

Silicon Laboratories Inc., a Delaware corporation (the “Company”), pursuant to its 2009 Stock Incentive Plan (the “Plan”), hereby grants to the holder listed below (the “Participant”), an award of Restricted Stock Units, each of which is a bookkeeping entry representing the equivalent in value of one (1) Share, on the terms and conditions set forth herein and in the Restricted Stock Units Award Agreement attached hereto (the “Award Agreement”) and the Plan, which are incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Award Agreement.

Participant:

Grant Date:

Number of Restricted Stock Units:	, subject to adjustment as provided by the Award Agreement.

Vesting Commencement Date:

Settlement Date:	For each Restricted Stock Unit, except as otherwise provided by the Award Agreement, the date on which such unit vests in accordance with the vesting schedule set forth below.

Vesting Schedule:

Except as provided in the Award Agreement and provided that the Participant’s Service has not terminated prior to the relevant date, the Restricted Stock Units shall vest and become nonforfeitable in accordance with the following schedule:

.

By his or her signature below or by electronic acceptance or authentication in a form authorized by the Company, the Participant agrees to be bound by the terms and conditions of the Plan, the Award Agreement and this Grant Notice.  The Participant has reviewed the Award Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Award Agreement and the Plan.  The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or relating to the Restricted Stock Units.

SILICON LABORATORIES INC.	PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

SILICON LABORATORIES INC.

2009 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNITS AWARD AGREEMENT

U.S. PARTICIPANTS

Silicon Laboratories Inc. (the “Company”) has granted to the Participant named in the Restricted Stock Units Grant Notice (the “Grant Notice”) to which this Restricted Stock Units Award Agreement (this “Award Agreement”) is attached an Award consisting of Restricted Stock Units subject to the terms and conditions set forth in the Grant Notice and this Award Agreement.  The Award has been granted pursuant to the Silicon Laboratories Inc. 2009 Stock Incentive Plan (the “Plan”), as amended to the Grant Date, the provisions of which are incorporated herein by reference.

Unless otherwise defined herein or in the Grant Notice, capitalized terms shall have the meanings assigned under the Plan.

1.                                      THE AWARD.

The Company hereby awards to the Participant, Restricted Stock Units under the Plan.  Subject to the terms of this Award Agreement and the Plan, each Restricted Stock Unit represents a right to receive one (1) share of Common Stock (a “Share”) on the applicable vesting date.  The number of Shares subject to this Award, the applicable vesting schedule for the Restricted Stock Units, the dates on which the Shares underlying the Restricted Stock Units will be issued, and the remaining terms and conditions are set forth in the Grant Notice and this Award Agreement.  Unless and until the Restricted Stock Units have vested in accordance with the vesting schedule set forth in the Grant Notice, the Participant will have no right to settlement of such Restricted Stock Units.  Prior to settlement of any vested Restricted Stock Units, such Restricted Stock Units will represent an unfunded and unsecured obligation of the Company.

2.                                      VESTING OF RESTRICTED STOCK UNITS.

2.1                               Normal Vesting.  Except as otherwise provided in this Award Agreement, the Restricted Stock Units shall vest as provided in the Grant Notice.

2.2                               Leave of Absence / Part-Time Work.  Unless otherwise determined by the Committee, the following provisions shall apply upon the Participant’s commencement of an authorized leave of absence:

(a)           The vesting schedule in effect under the Grant Notice shall be frozen as of the first fifteenth (15th) day of a month immediately following the commencement of the authorized leave, and the number of Restricted Stock Units subject thereto shall not vest for any additional installments during the period Participant remains on such leave.  Vesting of the Restricted Stock Units shall resume upon the first fifteenth (15th) day of a month immediately following the Participant’s resumption of active Service.

(b)           Should the Participant resume active Service within sixty (60) days after the start date of the authorized leave, the Participant shall, for purposes of the vesting schedule set forth in the Grant Notice, receive vesting credit for the entire period of such leave.  If the Participant does not resume active Service within such sixty (60)-day period, then no vesting credit shall be given for the period of such leave.

(c)           Part-Time Work.  If the Participant commences working on a part-time basis, then the vesting schedule specified in the Grant Notice may be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between the Participant and the Company pertaining to the Participant’s part-time schedule.

3.                                      TERMINATION OF SERVICE.

3.1          General Rule.  In the event that the Participant ceases to provide services to the Company (or any Subsidiary or Affiliate) in the capacity of an Employee, Director or Consultant (collectively referred to herein as “Service”) for any reason, with or without cause, other than by reason of the Participant’s death, the Participant shall forfeit and the Company shall automatically reacquire all Restricted Stock Units which are not, as of the time of such termination, vested, and the Participant shall not be entitled to any payment therefor.

3.2          Death of the Participant.  Should the Participant cease Service by reason of his or her death, the vesting of the Restricted Stock Units shall be accelerated in full and the total number of Restricted Stock Units subject to the Award shall be deemed vested effective as of the date of the Participant’s death.  The Shares due in settlement of such Restricted Stock Units shall be issued to the personal representative of the Participant’s estate, the person or persons to whom the Award is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution (collectively referred to herein as the “Participant’s Heirs”).

4.                                      SETTLEMENT OF THE AWARD.

4.1          Issuance of Shares of Common Stock.  Subject to the provisions of Section 4.3 and Section 5 below, the Company shall issue to the Participant (or, if applicable, the Participant’s Heirs), on the vesting date, or as soon as practicable thereafter, with respect to each Restricted Stock Unit to be settled on such date (but in no event later than March 15th of the year following the calendar year in which such Restricted Stock Unit vests), one (1) Share;  Shares issued in settlement of Restricted Stock Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 4.3.

4.2          Beneficial Ownership of Shares; Certificate Registration.  The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with a Company-designated brokerage firm or, at the Company’s discretion, any other broker with which the Participant has an account relationship of which the Company has notice any or all Shares acquired by the Participant pursuant to the settlement of the Award.  Except as provided by the preceding sentence, a certificate for the Shares as to which the Award is settled shall be registered in the name of the Participant, or, if applicable, in the names of the Participant’s Heirs.

4.3          Restrictions on Grant of the Award and Issuance of Shares.  The grant of the Award and issuance of shares of Common Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of U.S. federal, state or foreign law with respect to such securities.  No Shares may be issued hereunder if the issuance of such Shares would constitute a violation of any applicable U.S. federal, state or foreign securities laws or other laws or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained.  As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.  Further, regardless of whether the transfer or issuance of the Shares to be issued pursuant to the Restricted Stock Units has been registered under the Securities Act or has been registered or qualified under the securities laws of any State, the Company may impose additional restrictions upon the sale, pledge, or other transfer of the Shares (including the placement of appropriate legends on stock certificates and the issuance of stop-transfer instructions to the Company’s transfer agent) if, in the judgment of the Company and the Company’s counsel, such restrictions are necessary in order to achieve compliance with the provisions of the Securities Act, the securities laws of any State, or any other law.

4.4          Fractional Shares.  The Company shall not be required to issue fractional Shares upon the settlement of the Award.

5.                                      TAX WITHHOLDING AND ADVICE.

5.1          In General.  Subject to Section 5.2, at the time the Grant Notice is executed, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the U.S. federal, state, and local taxes and (if applicable) taxes imposed by jurisdictions outside of the United States (including income tax, social insurance contributions, payment on account and any other taxes) and required by law to be withheld with respect to any taxable event arising as a result of the Participant’s participation in the Plan (referred to herein as “Tax-Related Items”).

5.2          Withholding of Taxes.  The Company or any Subsidiary or Affiliate, as appropriate, shall have the authority and the right to deduct or withhold, or require the Participant to remit to the Company (or to the applicable Subsidiary or Affiliate), an amount sufficient to satisfy applicable Tax-Related Items or to take such other action as may be necessary in the opinion of the Company or a Subsidiary or Affiliate, as appropriate, to satisfy such Tax-Related Items (including hypothetical withholding tax amounts if the Participant is covered under a Company tax equalization policy).  In this regard, the Participant authorizes the Company and/or the applicable Subsidiary or Affiliate, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(a)           withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company or the applicable Subsidiary or Affiliate; or

(b)           withholding from proceeds of the sale of Shares acquired upon vesting and settlement of the Restricted Stock Units, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization); or

(c)           withholding in Shares to be issued upon vesting and settlement of the Restricted Stock Units; or

(d)           direct payment from the Participant.

To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates.  If the Participant is covered by a Company tax equalization policy, the Participant agrees to pay to the Company any additional hypothetical tax obligation calculated and paid under the terms and conditions of such tax equalization policy.  Finally, the Participant shall pay to the Company or the

Subsidiary or Affiliate, as appropriate, any amount of Tax-Related Items that the Company or the applicable Subsidiary or Affiliate may be required to withhold as a result of his or her participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver the Shares that may be issued in connection with the settlement of the Restricted Stock Units if the Participant fails to comply with his or her Tax-Related Items obligations.

5.3          Tax Advice.  The Participant represents, warrants and acknowledges that the Company has made no warranties or representations to the Participant with respect to the income tax consequences of the transactions contemplated by this Award Agreement, and the Participant is in no manner relying on the Company or the Company’s representatives for an assessment of such tax consequences.  THE PARTICIPANT UNDERSTANDS THAT THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  THE PARTICIPANT SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING ANY RESTRICTED STOCK UNITS.  NOTHING STATED HEREIN IS INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING TAXPAYER PENALTIES.

6.                                      AUTHORIZATION TO RELEASE NECESSARY PERSONAL INFORMATION.

The Participant hereby authorizes and directs the Participant’s employer to collect, use and transfer in electronic or other form, any personal information (the “Data”) regarding the Participant’s Service, the nature and amount of the Participant’s compensation and the fact and conditions of the Participant’s participation in the Plan (including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of Shares held and the details of all restricted stock units or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding) for the purpose of implementing, administering and managing the Participant’s participation in the Plan.  The Participant understands that the Data may be transferred to the Company or any of its Subsidiaries or Affiliates, or to any third parties assisting in the implementation, administration and management of the Plan, including any requisite transfer to a brokerage firm or other third party assisting with administration of the Award or with whom Shares acquired upon settlement of this Award or cash from the sale of such Shares may be deposited.  The Participant acknowledges that recipients of the Data may be located in different countries, and those countries may have data privacy laws and protections different from those in the country of the Participant’s residence. Furthermore, the Participant acknowledges and understands that the transfer of the Data to the Company or any of its Subsidiaries or Affiliates, or to any third parties is necessary for Participant’s participation in the Plan.  The Participant may at any time withdraw the consents herein, by contacting the Company’s stock administration department in writing. The Participant further acknowledges that withdrawal of consent may affect the Participant’s ability to realize benefits from the Award, and the Participant’s ability to participate in the Plan.

7.                                      EFFECT OF CHANGE IN CONTROL ON AWARD.

7.1          In the event of a Change in Control, the vesting of the Restricted Stock Units shall be accelerated in full and the total number of Restricted Stock Units subject to the Award shall be deemed vested effective as of the date of the Change in Control, provided that the Participant’s Service has not terminated prior to such date.  No such acceleration, however, shall occur if and to the extent: (i) these Restricted Stock Units are, in connection with the Change in Control, either assumed by the successor corporation (or parent thereof) or replaced with comparable restricted stock units of the successor corporation (or parent thereof) or (ii) these Restricted Stock Units are replaced with a cash incentive program of the successor corporation which preserves the Fair Market Value of the Restricted Stock Units at the time of the Change in Control and provides for subsequent pay-out in accordance with the vesting schedule set forth in the Grant Notice.  The determination of the comparability of restricted stock units under clause (i) shall be made by the Committee, and such determination shall be final, binding and conclusive.  This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

7.2          In the event that the Restricted Stock Units are, in connection with the Change in Control, either assumed by the successor corporation (or parent thereof) or replaced with comparable restricted stock units of the successor corporation (or parent thereof) and, within eighteen (18) months of the effective date of the Change in Control, the Participant’s Service terminates due to Involuntary Termination, the vesting of the Restricted Stock Units shall be accelerated in full and the total number of Restricted Stock Units subject to the Award shall be deemed vested effective as of the date of the Participant’s Involuntary Termination.

8.                                      ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

The number of Restricted Stock Units awarded pursuant to this Award Agreement is subject to adjustment as provided in the Article 11 of the Plan.  The Participant shall be notified of such adjustment and such adjustment shall be binding upon the Company and the Participant.

9.                                      NO ENTITLEMENT OR CLAIMS FOR COMPENSATION.

9.1          The Participant’s rights, if any, in respect of or in connection with the Restricted Stock Units are derived solely from the discretionary decision of the Company to permit the Participant to participate in the Plan and to benefit from a discretionary Award.  By accepting the Restricted Stock Units, the Participant expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional restricted stock units or other Awards to the Participant.  The Restricted Stock Units are not intended to be compensation of a continuing or recurring nature, or part of the Participant’s normal or expected compensation, and in no way represents any portion of the Participant’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

9.2          Neither the Plan nor the Restricted Stock Units shall be deemed to give the Participant a right to remain an Employee, Director or Consultant of the Company, a Subsidiary or an Affiliate.  The Company and its Subsidiaries and Affiliates reserve the right to terminate the Service of the Participant at any time, with or without cause, and for any reason, subject to applicable laws, the Company’s Certificate of Incorporation and Bylaws and a written employment agreement (if any), and the Participant shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan, the Restricted Stock Units or any other outstanding Award that is forfeited and/or is terminated by its terms or to any future Award.

10.                               RIGHTS AS A STOCKHOLDER.

The Participant shall have no rights as a stockholder with respect to any Shares which may be issued in settlement of this Award until the date of the issuance of a certificate for such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, dividend equivalents, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 8.

11.                               MISCELLANEOUS PROVISIONS.

11.1        Amendment.  The Committee may amend this Award Agreement at any time; provided, however, that no such amendment may adversely affect the Participant’s rights under this Award Agreement without the consent of the Participant, except to the extent such amendment is necessary to comply with applicable law, including, but not limited to, Code Section 409A.  No amendment or addition to this Award Agreement shall be effective unless in writing.

11.2        Nontransferability of the Award.  Prior to the issuance of Shares on the applicable Settlement Date, no right or interest of the Participant in the Award nor any Shares issuable on settlement of the Award shall be in any manner pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary or Affiliate or shall become subject to any lien, obligation, or liability of such Participant to any other party other than the Company, or a Subsidiary or Affiliate.  Except as otherwise provided by the Committee, no Award shall be assigned, transferred or otherwise disposed of other than by will or the laws of descent and distribution.  All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

11.3        Further Instruments.  The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Award Agreement.

11.4        Binding Effect.  This Award Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

11.5        Notices.  Any notice required to be given or delivered to the Company under the terms of this Award Agreement shall be in writing and addressed to the Company at its principal corporate offices.  Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the address maintained for the Participant in the Company’s records or at the address of the local office of the Company or of a Subsidiary or Affiliate at which the Participant works.

11.6        Construction of Award Agreement.  The Grant Notice, this Award Agreement, and the Restricted Stock Units evidenced hereby (i) are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan, and (ii) constitute the entire agreement between the Participant and the Company on the subject matter hereof and supersede all proposals, written or oral, and all other communications between the parties related to the subject matter.  All decisions of the Committee with respect to any question or issue arising under the Grant Notice, this Award Agreement or the Plan shall be conclusive and binding on all persons having an interest in the Restricted Stock Units.

11.7        Governing Law.  The interpretation, performance and enforcement of this Award Agreement shall be governed by the laws of the State of Texas, U.S.A. without regard to the conflict-of-laws rules thereof or of any other jurisdiction.

11.8        Section 409A.  Notwithstanding any other provision of the Plan, this Award Agreement or the Grant Notice, the Plan, this Agreement and the Grant Notice shall be interpreted in accordance with, and incorporate the terms and conditions required by, Code Section 409A (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof).  The vesting and settlement of Restricted Stock Units awarded pursuant to this Award Agreement are intended to qualify for the “short-term deferral” exemption from Section 409A of the Code.  The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Award Agreement to ensure that the Restricted Stock Units qualify for exemption from or comply with Section 409A of the Code; provided, however, that the Company makes no representations that the Restricted Stock Units will be exempt from Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to these Restricted Stock Units.

11.9        Administration.  The Committee shall have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons.  No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Award Agreement or the Restricted Stock Units.

11.10      Counterparts.  The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.11      Severability.  If any provision of this Award Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible.  In any event, all other provisions of this Award Agreement shall be deemed valid and enforceable to the full extent possible.

11.12      Relocation Outside the United States.  If the Participant relocates to a country outside the United States, the Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.